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                                  EXHIBIT 10.20

FORM OF CHANGE OF CONTROL PROVISION FOR OFFICERS:

If, within the thirteen (13) months following a Trigger Event (defined below), Purchaser's service as an Employee is either (1) Involuntarily Terminated Without Cause or (2) Constructively Terminated, then the Repurchase Option shall lapse in full as to [ALTERNATIVES: all (for CEO, CFO and General Counsel) or one half (for all other vice presidents)] of the shares that are subject to such Repurchase Option on the date of such termination of service as an Employee. However, if the benefit Purchaser would receive from such lapse of the Repurchase Option by itself or when combined with any other payment or benefit Purchaser receives (each a "Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the aggregate value of such Payments shall be either (x) the full amount of such Payment or
(y) such lesser amount (any Payment in cash being reduced first and the order in reduction of other Payments to be determined so as to provide the greatest reduction in the amount subject to the Excise Tax with the least reduction in the aggregate amount of Payments) as would result in no portion of the Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, and the Excise Tax results in Purchaser's receipt, on an after-tax basis, of the greater amount of the Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax. Purchaser shall be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this provision, and Purchaser will not be reimbursed by the Company for any such payments.

"PARACHUTE PAYMENT" CALCULATION AND ADJUSTMENT. All determinations required to be made under this Section __ regarding whether a Payment is a "parachute payment" shall be made by the Company's independent auditors. Such auditors shall provide detailed supporting calculations both to the Company and Purchaser within fifteen (15) business days of the date that Purchaser's status as an Employee terminates or such earlier time as is requested by the Company. For purposes of making the calculations required by this Section __, the auditors may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith determinations concerning the application of the Code. The Company and Purchaser shall furnish to the auditors such information and documents as the auditors may reasonably request in order to make a determination under this Section __. The Company shall bear all costs the auditors may reasonably incur in connection with any calculations contemplated by this Section __. Any such determination by the Company's independent auditors shall be binding upon the Company and Purchaser. Within five (5) days after receipt of the calculations, the Company shall pay to or distribute to or for the benefit of Purchaser such amounts as are then due to Purchaser under this Agreement. As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Company's independent auditors hereunder, it is possible that a Payment or Payments, as the case may be, will have been made by the Company that should not have been made ("Overpayment") or that an additional Payment or Payments, as the case may be, which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Company's independent auditors, based upon the assertion of the deficiency by the Internal Revenue Service against Purchaser or the Company that the Company's independent auditors believe has a high probability of success, determine that an Overpayment has been made, any such overpayment paid or distributed by the Company to or for the benefit of Purchaser shall be treated for all purposes as a loan AB INITIO to Purchaser that Purchaser shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided however, that no such loan shall be deemed to have been made and no amount shall be payable by Purchaser to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Purchaser is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Company's independent auditors, based upon controlling precedent or other substantial authority, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Purchaser together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

CONSTRUCTIVELY TERMINATED. For purposes of this Section __, Constructively Terminated shall mean the voluntary termination by Purchaser of Purchaser's service as an Employee after any of the following are undertaken without Purchaser's express written consent: (a) the assignment to Purchaser of any duties or responsibilities which result in a material diminution or adverse change of Purchaser's position, status or circumstances of employment, but shall not include a mere change in title or reporting relationship; (b) reduction in Purchaser's base salary to less than Purchaser's base salary as in effect immediately prior to the transaction; (c) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the

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Company, in which Purchaser is participating (hereinafter referred to as
"Benefit Plans"), or the taking of any action by the Company which would adversely affect Purchaser's participation in or reduce Purchaser's benefits under any Benefit Plans or deprive Purchaser of any fringe benefit then enjoyed by Purchaser, PROVIDED, HOWEVER, that Purchaser's termination is not deemed to be Constructively Terminated if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; (d) a relocation of Purchaser's office at which Purchaser principally performs duties or the Company's principal business offices, if Purchaser's principal office is at such offices, to a location more than thirty-five (35) miles from the location at which Purchaser performs duties prior to the Trigger Event, except for required travel by Purchaser on the Company's business to an extent substantially consistent with Purchaser's business travel obligations at the time of a Trigger Event; (e) any material breach by the Company of any agreement between Purchaser and the Company concerning Purchaser's employment; or (f) any failure by the Company to obtain the assumption of any material agreement between Purchaser and the Company concerning Purchaser's employment by any successor or assign of the Company.

INVOLUNTARILY TERMINATED WITHOUT CAUSE. For purposes of this Section __, Involuntarily Terminated Without Cause shall mean dismissal or discharge of Purchaser for any reason other than Cause, death or disability. For purposes herein, "Cause" means reasonable belief that Purchaser has committed one or more of the following: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud, misappropriation, or embezzlement of Company funds or property or act of dishonesty against the Company; (iii) material breach of the Company's policies, provided that the Company has given Purchaser written notification of the breach and has provided Purchaser with fifteen (15) days' opportunity to cure the breach; (iv) willful conduct or gross negligence which is materially injurious to the reputation, business or business relationships of the Company or results in material damage to the Company's property; or (v) material breach of the Proprietary Information and Inventions Agreement between Purchaser and the Company.

TRIGGER EVENT. For purposes of this Section __, Trigger Event shall mean a transaction described in subparts (ii) and (iii) of subsection 11(c) of the Plan in which the Company's stockholders immediately prior to such transaction do not wield more than fifty percent (50%) of the voting power entitled to vote for either Directors or members of the board of directors of the Company's ultimate parent corporation immediately after such transaction. Any person who acquired voting securities of the Company prior to the occurrence of a transaction described in subparts (ii) and (iii) of subsection 11(c) of the Plan in contemplation of such transaction, and who immediately after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of such voting power shall not be included in the group of stockholders of the Company immediately prior to such transaction.

SHARES REPURCHASABLE AT PURCHASER'S ORIGINAL EXERCISE PRICE. The Company may repurchase all or any of the Unvested Shares at a price ("Option Price") equal to the Purchaser's Exercise Price for such shares of ______ dollars ($_______) per share as indicated on Purchaser's Stock Option Grant Notice.

EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by an Officer of the Company and delivered or mailed as provided herein. Such notice shall identify the number of shares of Common Stock to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth above. The Company shall be entitled to pay for any shares of Common Stock purchased pursuant to its Repurchase Option at the Company's option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Note given in payment for the Common Stock), or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Common Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Common Stock being repurchased by the Company, without further action by Purchaser.